Exhibit 99.1

Investor Inquiries:	Media Inquiries:
Michael A. Hajost	William J. Rudolph, Jr.
610-208-3476	610-208-3892
mhajost@cartech.com	wrudolph@cartech.com

CARPENTER TECHNOLOGY PRICES DEBT OFFERING

Wyomissing, Pa. (June 28, 2011) – Carpenter Technology Corporation (NYSE: CRS) today announced that it has priced an underwritten public offering of $250,000,000 in aggregate principal amount of its 5.20% senior notes due 2021. Carpenter Technology Corporation expects to use the net proceeds from the issuance of the senior notes to repay $100 million in principal amount of Carpenter Technology Corporation’s medium term notes, Series C at 7.625% due August 2011. Carpenter Technology Corporation intends to use the remaining net proceeds from the offering for general corporate purposes, which may include additions to working capital, capital expenditures, repayment of debt, the financing of acquisitions, joint ventures and other business combination opportunities or stock repurchases.

J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book-running managers of the offering.

Carpenter Technology Corporation has filed a registration statement (including a prospectus) with the SEC for the offering to which this press release relates. Before you invest in the notes, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Carpenter Technology Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web Site at www.sec.gov. Alternatively, Carpenter Technology Corporation, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request by contacting J.P. Morgan Securities LLC, 383 Madison

Avenue, New York, New York, 10179, Attention: High Grade Syndicate Desk, 3rd Floor, telephone collect at 1-212-834-4533 or BofA Merrill Lynch at 100 West 33rd Street, 3rd Floor, New York, NY 10001, Attention: Syndicate Operations or e-mail dg.prospectus_requests@baml.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Carpenter Technology

Carpenter Technology produces and distributes conventional and powder metal specialty alloys, including stainless steels, titanium alloys, tool steels and superalloys.

Forward-Looking Statements

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended June 30, 2010 and the quarterly reports on Form 10-Q for the quarters ended September 30, 2010, December 31, 2010 and March 31, 2011 and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, industrial, automotive, consumer, medical, and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cost savings, productivity improvements or process changes; (3) the volatility of, and ability to recoup increases in, the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of costs of financing and credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) our manufacturing processes are dependent upon highly specialized equipment located primarily in one facility in Reading, Pennsylvania for which there may be limited alternatives if there are significant equipment failures or catastrophic events; (14) our future success depends on the continued service and availability of key personnel, including members of our executive management team, management, metallurgists and other skilled personnel and the loss of these key personnel could affect our ability to perform until suitable replacements are found; (15) the parties’ expectations with respect to the synergies, costs and other anticipated financial impacts of our pending merger with Latrobe Specialty Metals, Inc., or Latrobe, could differ from actual synergies realized, costs incurred and financial impacts experienced as a result of the transaction and (16) the possibility that our pending merger with Latrobe is delayed or does not close, including, without limitation, due to the failure to receive any required regulatory approvals or the failure to satisfy any closing condition. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations.

The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

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